UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2023, 22nd Century Group, Inc. (the “Company”) and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of shares of common stock and warrants pursuant to a registered direct offering (the “Offering”). The Investors purchased approximately $11.7 million of shares and warrants, consisting of an aggregate of 4,373,219 shares of common stock and 8,746,438 warrants (the “Warrants”) to purchase an equal number of shares, at a purchase price of $2.67 per unit. The Warrants are exercisable immediately at an exercise price of $2.42 per share of common stock and expire on the later of five years after issuance and the date Stockholder Approval (as defined below) is obtained.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 30 days after the closing of the Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. The Investors were restricted from trading in the Company’s securities until July 24, 2023.

The Securities Purchase Agreement also provides that the Company will use commercially reasonable efforts to hold a special meeting of stockholders to have stockholders approve (i) a proposal allowing for the price adjustment provisions in the Warrants to be approved pursuant to applicable Nasdaq rules and (ii) a proposal to amend the Company’s charter to increase the number of shares of common stock authorized for issuance ((i) and (ii) collectively, “Stockholder Approval”). The Warrants are subject to adjustment in certain circumstances, including, if the Stockholder Approval is obtained, upon any subsequent equity sales at a price per share lower than the then effective exercise price of such Warrants, then such exercise price shall be lowered to such price at which the shares were offered. As a result of the Offering, the exercise price on 1,495,948 previously outstanding warrants was automatically adjusted from $3.80 per share to $2.42 per share. In addition, the holders of 1,557,268 warrants agreed not to exercise such warrants until after Stockholder Approval is obtained in exchange for a right of participation in future equity or equity linked offerings by the Company until July 2024.

The Securities Purchase Agreement provides that, subject to certain exceptions, until June 22, 2024, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

The net proceeds to the Company from the Offering, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”) and the Company’s estimated offering expenses, were approximately $10.6 million.

The Company intends to use the net proceeds from this offering for accelerating the consumer use data for VLN® among adult smokers, and accretive structural changes to streamline operations as the VLN® business achieves greater scale and general corporate purposes.

The common stock and Warrants (and shares issuable upon exercise of the Warrants) offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-270473) previously filed with the Securities and Exchange Commission and declared effective on March 31, 2023, the base prospectus included therein and the related prospectus supplement.

The Company agreed to pay the Placement Agent a cash fee of 8.0% of the gross proceeds from the Offering, an additional 8.0% cash fee of any cash exercise of the Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $50,000. The exclusive engagement agreement with the Placement Agent was extended until July 19, 2024 (excluding non-convertible debt) and requires the Company to indemnify the Placement Agent and certain of its affiliates against certain customary liabilities.

The foregoing summaries of the terms of the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference. Each of the Securities Purchase Agreement and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition

On July 21, 2023, James A. Mish, the Company’s Chief Executive Officer, provided notice that he was resigning for personal reasons from such position effective August 1, 2023.  He will continue to serve as a member of the Board of Directors (the “Board).  In connection with Mr. Mish’s resignation, the Board appointed John J. Miller, who has served as President of the Tobacco Business since November 2022, as interim-CEO of the Company effective immediately.

Additional information regarding Mr. Miller is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2023.

Appointment of New Director

On July 19, 2023, the Board of Directors (the “Board”) expanded the Board to seven members and appointed Andrew Arno to be a director on the Board, effective immediately. Mr. Arno was appointed as a Class I director.

Mr. Arno, age 64, has 35+ years of experience handling a wide range of corporate and financial matters, including work as an investment banker, strategic advisor and board member to emerging growth companies. He previously served, from July 2015 until February 2023, as Vice Chairman of The Special Equities Group, a division of Dawson James Securities, Inc., plus other senior roles at investment banking firms. Prior, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded, and as Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, where he also served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno was responsible for Capital Markets for C.E. Unterberg, Towbin, a Vice President at Lehman Brothers and in the Individual Investors Services Division of L.F. Rothschild Unterberg, Towbin in portfolio management for high-net-worth individuals. Mr. Arno is currently the Chairman of the Board of Oncocyte Corporation and also serves on the boards of directors of Smith Micro Software, Inc., Independa Inc., and Comhear Inc. Mr. Arno previously served as a director of Asterias Biotherapeutics, Inc. from August 2014 until it was acquired by Lineage Cell Therapeutics, Inc. in March 2019. Mr. Arno received a BS degree from George Washington University.

Mr. Arno is independent under the rules of the NASDAQ market and will receive the same compensation as the Company’s other non-employee directors. The Board will determine the committees on which Mr. Arno will serve on at a later time.

There are no family relationships between Mr. Arno and any director or other executive officer of the Company nor are there any transactions between Mr. Arno or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. Further, there is no arrangement or understanding between Mr. Arno and any other persons or entities pursuant to which Mr. Arno was appointed as a director of the Company.

Item 8.01	Other Information.

On July 24, 2023, the Company issued a press release to disclose the information set forth above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 4.1	Form of Warrant
Exhibit 5.1	Opinion of Foley & Lardner LLP
Exhibit 10.1	Form of Securities Purchase Agreement, dated July 19, 2023, by and between 22nd Century Group, Inc. and each of the Purchasers (as defined therein).
Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
Exhibit 99.1	Press Release dated July 24, 2023
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Peter Ferola
Date: July 24, 2023	Peter Ferola
Chief Legal Officer